Exhibit 23.1

Consent of Independent

Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-46030 of InnSuites Hospitality Trust on Form S-8 of our report, dated March 12, 2004, except for Note 20, as to which the date is April 1, 2004, and for Note 21, as to which the date is January 26, 2005, appearing in this Annual Report on Form 10-K/A of InnSuites Hospitality Trust for the year ended January 31, 2004.

/s/ McGladrey & Pullen, LLP

Phoenix, Arizona
May 2, 2005